UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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iMergent, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iMergent, Inc.

754 East Technology Avenue

Orem, Utah 84097

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on November 15, 2007

The annual meeting of the stockholders of iMergent, Inc. will be held at 754 East Technology Avenue, Orem, Utah on November 15, 2007 at 12:00 p.m., local time.

The purpose of the meeting is to consider, discuss, vote and act upon the following proposals:

•                  To elect 3 Class II directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2009 or until each of their respective successors has been duly elected and qualified;

•                  To consider and act upon a proposal to approve an amendment to our 2003 Equity Incentive Plan (the “Plan”) to increase the number of shares available for grant under the Plan from 1,000,000 to 2,000,000;

•                  To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2008; and

•                  To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

The items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on October 5, 2007 may vote at the meeting or any adjournment or postponement of the meeting.

Your vote is important. Please complete, sign, date and return your proxy card in the enclosed envelope promptly.

By order of the Board of Directors,

	By:	/s/	Jeffrey G. Korn
Jeffrey G. Korn, Secretary

October 24, 2007

iMergent, Inc.

754 East Technology Avenue

Orem, Utah 84097

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held November 15, 2007

SOLICITATION AND REVOCABILITY OF PROXY

General

We are furnishing you this statement in connection with the solicitation by our Board of Directors of proxies to be voted at an annual meeting of stockholders that our Board of Directors has called for November 15, 2007 at 754 East Technology Avenue, Orem, Utah at 12:00 p.m. local time, and at any and all postponements or adjournments thereof. This proxy statement and the enclosed form of proxy card are being sent to stockholders on or about October 29, 2007.

The purpose of the meeting is to consider, discuss and vote and act on a number of proposals, as follows:

•                  To elect three Class II directors for a term of two years, expiring at our annual meeting of stockholders to be held for our fiscal year ending June 30, 2009, or until each of their respective successors has been duly elected and qualified;

•                  To consider and act upon a proposal to approve an amendment to our 2003 Equity Incentive Plan (the “Plan”) to increase the number of shares available for grant under the Plan from 1,000,000 to 2,000,000;

•                  To consider and act upon a proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for our fiscal year ending June 30, 2008; and

•                  To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

We use several abbreviations in this statement. We may refer to our company as “us,” “we,” “iMergent” or the “Company.”  The terms “meeting” and “annual meeting,” refer to our 2007 Annual Meeting of Stockholders.

The enclosed annual report to stockholders is not to be regarded as proxy soliciting material. If you would like an additional copy of the report, please contact us at 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on October 5, 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment or postponement of the meeting. Only holders of record of our common stock on October 5, 2007 are entitled to vote at the meeting. If your shares are owned of record in the name of a broker or other nominee, you should follow the voting instructions provided by your nominee. Each holder of record of common stock at the close of business on the record date is entitled to one vote per share on each matter to be voted upon by the stockholders at the meeting. As of October 5, 2007, there were 11,957,931 shares of our common stock issued and outstanding.

Voting and Revocability of Proxies

You may vote by completing and returning the enclosed proxy or by voting in person at the annual meeting. Our Board of Directors is soliciting the accompanying proxy for use at the meeting. The proxy may be revoked at any time prior to its use by: (1) delivering to our secretary a signed notice of revocation or a later dated proxy, (2) attending the annual meeting and voting in person, or (3) giving notice of revocation of the proxy at the annual meeting. Attendance at the meeting will not in itself constitute the revocation of a proxy. Prior to the meeting, any written notice of revocation should be sent to iMergent, Inc., 754 East Technology Avenue, Orem, Utah 84097 Attention: Corporate Secretary. Any notice of revocation that is delivered at the meeting should be hand delivered to our secretary before the vote is taken. A stockholder may be requested to present identification documents for the purpose of establishing such stockholder’s identity.

Our shares of common stock, represented by properly executed proxies, will be voted in accordance with the instructions indicated on such proxies. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR approval of the other proposals listed in the proxy. In addition, if other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

One or more inspectors of election, duly appointed for that purpose, will count and tabulate the votes cast and report the results of the votes at the meeting to our management. Your vote at the meeting will not be disclosed except as needed to permit the inspector to tabulate and certify the votes, or as is required by law.

Please fill in, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. No postage will be required for you to return the Proxy in the enclosed envelope if you mail it in the United States. You will be able to revoke your Proxy and vote in person if you decide to attend the meeting. The last valid vote you submit chronologically will supercede your prior vote(s).

Quorum, Voting Requirements and Effect of Abstentions and Non-Votes

At the meeting, the inspector of election will determine the presence of a quorum and tabulate the results of the voting by stockholders. The holders of a majority of the total number of outstanding shares of stock that are entitled to vote at the meeting, at least 5,978,966 shares, must be present in person or by proxy in order to have the quorum that is necessary for the transaction of business at the annual meeting. Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

The nominees for director who receive a plurality of the votes cast by the holders of our common stock, in person or by proxy at the meeting, will be elected. Abstentions and broker ‘‘non- votes’’ are not counted for purposes of the election of directors. A “non-vote” occurs, with respect to a proposal, when a broker or nominee holding shares for a beneficial owner does not have discretionary voting power and has not received instructions from the beneficial owner. The affirmative vote of the holders of a majority of the common shares present in person or represented by proxy and entitled to vote is required to approve the other proposals. An abstention is counted as a vote against a proposal. A broker ‘‘non-vote’’ is not counted for purposes of approving a proposal. Stockholders have no dissenters’ or appraisal rights in connection with the proposals to be presented at the meeting.

Expense of Solicitation of Proxies

We will pay the cost of soliciting proxies for our annual meeting. In addition to solicitation by mail, our directors, officers and employees, without additional pay, may solicit proxies by telephone, telecopy or in person. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and we will reimburse them for their expenses in so doing.

PROPOSAL I

Election of Directors

At the meeting, three Class II directors are to be elected for a term ending at the annual meeting of our stockholders for the fiscal year ending June 30, 2009, or until each of their respective successors has been duly elected and qualified. In May 2000, our stockholders approved an amendment to our Bylaws that provided for a classified board and two-year staggered terms of the members of our board of directors. The amendment contemplates the election of one-half of the directors at each annual meeting and was originally intended to significantly extend the time required to effect a change in control of our Board of Directors. The Class II directors will serve until our annual meeting of stockholders for the fiscal year ending June 30, 2009.

It is intended that valid proxies received will be voted, unless contrary instructions are given, to elect the three nominees named in the following table to serve as Class II directors. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we do not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number of or for substitute nominees designated by the board of directors, to the extent consistent with our certificate of incorporation and our bylaws.

Nominees of the Board

Our Board of Directors has nominated the following individuals to serve on our Board of Directors until our annual meeting of stockholders for the fiscal year ending June 30, 2009 or until their respective successors are elected. Each of the nominees has agreed to be named in this Proxy Statement and to serve if elected.

Director Name	Age	Class/Term
Craig Rauchle	52	II /2009
Robert Kamm	50	II/ 2009
Brandon Lewis	37	II/ 2009

The Board of Directors recommends a vote “FOR”

all of the incumbent directors identified above.

Information Concerning Directors

Set forth in the table below are the names, ages and positions of each person nominated by the Board for election as a director, each person whose term of office as a Director will continue after the Annual Meeting and each of our current executive officers. With the exception of Brandon and Robert Lewis, who are cousins, none of our directors or executive officers has any family relationship to any other director or executive officer.

Name	Age	Position
Todd Goergen	35	Chairman of the Board of Directors
Craig Rauchle	52	Director
Robert Kamm	50	Director
Donald Danks	50	Director and Chief Executive Officer
Brandon Lewis	37	Director, Chief Operating Officer and President

Set forth below is a brief description of the business experience for the previous five years of our nominees for director, our incumbent directors and our other executive officers.

Directors Standing for Election

Robert Kamm

Mr. Kamm was appointed as a director in September 2005. Mr. Kamm has over 20 years of experience in large and small companies and since November 2000 has been the President, Chief Executive Officer and Board member of TransDecisions, Inc., a provider of an Internet-based software platform for enterprise logistics and transportation applications. Since May 2006, Mr. Kamm is also the General Manager of Workforce and Fleet Management Group for Servigistics, Inc. In addition, Mr. Kamm operated his own investment banking firm from 1987 to 1988 and previously worked in various capacities for Union Bank, Ernst & Whinney and General Motors. Mr. Kamm holds a Masters of Business Administration degree in finance from UCLA and a Bachelor of Science degree in marketing and economics from Alfred University. Mr. Kamm is a Class II director and his term ends at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2009.

Brandon Lewis

Mr. Lewis has served as our Chief Operating Officer since June 2003, as our President since May 2002, and prior thereto, since January 2001, he served as our Executive Vice-President for Sales and Marketing. He has served as a director since May 2002. He was Vice-President of Sales and Marketing and Chief Operating Officer of Galaxy Enterprises, Inc. from 1997 until he joined our company after our merger with Galaxy. Prior to Galaxy, Mr. Lewis was Vice-President of Sales and Marketing for Profit Education Systems, Inc., a worldwide marketing and sales organization. Mr. Lewis earned his B.S. degree from Brigham Young University. Mr. Lewis is a Class II director and his term ends at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2009.

Craig Rauchle

Mr. Rauchle has been a director of our Company since November 15, 2006. Since April 2005, he has been President of Inter-Tel, which was acquired in August 2007 by Mitel, and currently serves as President of Mitel US. He was previously elected Chief Operating Officer of Inter-Tel in August 2001. Mr. Rauchle is responsible for Inter-Tel’s sales and sales support functions, marketing, procurement, distribution and research and development activities. He was also Senior Vice President and continues as President of Inter-Tel Technologies, Inc., a wholly owned sales subsidiary. Mr. Rauchle joined Inter-Tel in 1979 as Branch General Manager of the Denver Direct Sales Office and in 1983 was appointed the Central Regional Vice President and subsequently the Western Regional Vice President. From 1990 to 1992, Mr. Rauchle served as President of Inter-Tel Communications, Inc. Mr. Rauchle holds a Bachelor of Arts degree in Communications from the University of Denver. Mr. Rauchle is a Class II director and his term ends at the Annual Meeting. He is nominated for a term which would expire at the end of our fiscal year ending June 30, 2009.

Incumbent Directors

Todd Goergen

Mr. Goergen has been a director of our Company since November 15, 2006 and has served as our Chairman since August 2007. Mr. Goergen has served as Managing Member of Ropart Asset Management, LLC (“RAM”) since 2001. RAM makes direct investments in small to mid-size companies. In addition he is a Managing Member of Ropart Investments, LLC, a private investment partnership. Between 1999 and 2000, Mr. Goergen was the Director of Acquisitions and Corporate Development at Blyth, Inc. From 1994 to 1999, Mr. Goergen was an Associate/Analyst in the Mergers and Acquisitions Group of Donaldson, Lufkin & Jenrette. Mr. Goergen received his degree in Economics and Political Science in 1994 from Wake Forest University. Mr. Goergen is the Chairman of Digital Traffic Systems, Inc and a Board Member of Genapure Corporation, Heads & Threads International, LLC, Northstar Systems International, Inc. and Visalus Holdings, LLC. Mr. Goergen is a Class I director and his term will expire at the end of our fiscal year ending June 30, 2008.

Donald Danks

Mr. Danks served as our Chief Executive Officer from January 5, 2001 to May 7, 2002 and has served in this position from July 1, 2003 until the present. He has been a director since January 2001 and was our Chairman from January 2001 until August 2007. He was one of our original investors and is currently one of our largest stockholders. During the five years previous to joining us as our CEO, Mr. Danks was involved in the creation, funding and business development of early-stage technology companies. In addition to attracting inceptive capital for client companies, Mr. Danks assisted in the development of their business plans, helped in the recruitment of senior management, supported the development of the public market for their securities by introducing them to institutional investors and market makers and oversaw ongoing corporate finance needs. Previously, Mr. Danks was the co-founder and President of Prosoft Training.com, (Nasdaq:  POSO), a company involved in Internet technology training, education and certification. Mr. Danks holds a B.S. from UCLA. Mr. Danks is a Class I director and his term will expire at the end of our fiscal year ending June 30, 2008.

CORPORATE GOVERNANCE

Board Meetings

During 2007, the Company’s Board of Directors met five times. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of all meetings held by committees on which he served. All of our directors are invited to attend our annual meeting of stockholders. Messrs. Goergen and Rauchle were appointed to the Board in November 2006 and consequently did not attend meetings prior to that date.

Information About Committees of the Board of Directors

Our Board of Directors has established three committees, the Audit Committee, the Compensation Committee and the Nominating Committee, each comprised of Messrs. Kamm, Goergen and Rauchle. Our Board of Directors has determined that each of these persons is “independent” under the rules of the American Stock Exchange and applicable regulatory requirements.

Audit Committee

Robert Kamm serves as Chairman of our Audit Committee. The Audit Committee held four meetings during fiscal 2007 and operates under a charter adopted by our Board of Directors on March 23, 2004 and amended and restated on August 9, 2006. The charter is available on our website at www.imergentinc.com. The Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting policies and procedures, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities. The Audit Committee has established a policy requiring its review and pre-approval of all audit, review and attest engagements and permitted non audit services to be performed by our independent auditors. The policy allows the Audit Committee to delegate pre-approval authority to one or more Audit Committee members, and requires any such member or members to present any decision made pursuant to delegated authority at the next Audit Committee meeting. The Audit Committee may establish additional or other procedures for the approval of audit and non-audit services that our independent auditors perform.

The Company’s Board of Directors has determined that Robert Kamm, Chairman of the Company’s Audit Committee, qualifies as an “Audit Committee Financial Expert” under applicable rules of the Securities and Exchange Commission.

Compensation Committee

Todd Goergen serves as Chairman of our Compensation Committee. The Compensation Committee held two meetings during fiscal 2007 and evaluates the performance of senior executives, pursuant to the Compensation Committee Charter, a copy of which is posted on our website at www.imergentinc.com.

Nominating Committee

On December 3, 2003, our Board of Directors established a Nominating Committee. Craig Rauchle was appointed as Chairman of the Nominating Committee in November 2006. The Nominating Committee, which held one meeting during fiscal 2007, reviews and suggests candidates for election or appointment to the Board of Directors, and operates pursuant to a charter, a current copy of which is posted on our website at www.imergentinc.com. The Nominating Committee may attempt to recruit persons who possess the appropriate skills and characteristics required of Board members. The Committee may use any reasonable means for recruitment of potential members including their own expertise or the use of one or more third-party search firms to assist with this purpose.

In the course of reviewing potential director candidates, the Nominating Committee will consider nominees recommended by security holders of the Company. When considering a potential candidate for membership on the Board of Directors, the Nominating Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Nominating Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee, whether proposed by a stockholder or any other party, is expected to have the highest personal and professional integrity, shall demonstrate sound judgment and shall be expected to effectively interact with other members of the Board of Directors to serve the long-term interests of the Company and its stockholders. In addition, the Nominating Committee may consider whether the nominee has direct experience in the Company’s industry or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represent a diversity of background and experience. The procedures to be followed by security holders in submitting such recommendations are described below in the section entitled “Submission of Security Holder Recommendations for Director Candidates.”

Independence of the Board of Directors

As required under the American Stock Exchange (“AMEX”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the AMEX, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following three directors are independent directors within the meaning of the applicable AMEX listing standards: Mr. Goergen, Mr. Kamm and Mr. Rauchle. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Donald Danks, Chief Executive Officer, and Brandon Lewis, President and Chief Operating Officer, are not independent directors by virtue of their employment with the Company.

Code of Business Conduct

The Company has adopted a code of business conduct and ethics applicable to the Company’s directors, officers and employees. A copy of this code is posted on the Company’s website at www.imergentinc.com. In the event that we amend or waive any of the provisions of such code applicable to our Chief Executive Officer, Chief Accounting/Financial Officer or Controller, we intend to satisfy our disclosure obligations under Item 5.05 of Form 8-K by posting such information on our website.

Certain Relationships and Related Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Although we have not entered into any financial transactions with any immediate family member of a director or executive officer of our company, if we were to do so, any such material financial transaction would need to be approved by our Audit Committee prior to our Company entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any. No reportable transactions occurred during fiscal 2007.

Stockholder Communications

Stockholders and other interested parties who wish to communicate with non-management directors of the Company shall send their correspondences to: iMergent Non Management Directors, iMergent, Inc., 754 East Technology Avenue, Orem Utah 84097, or by email to nonmanagementdirectors@imergentinc.com. All communications are forwarded directly to the appropriate non-management director.

Submission of Security Holder Recommendations for Director Candidates

All security holder recommendations for Director candidates must be submitted in writing to the Secretary of the Company, Jeffrey Korn, at 754 East Technology Avenue, Orem, UT  84097, who will forward all recommendations to the Nominating Committee. All security holder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the date on which the Company’s Proxy Statement was released to stockholders in connection with the previous year’s Annual Meeting. All security holder recommendations for Director candidates must include (1) the name and address of record of the security holder, (2) a representation that the security holder is a record holder of the Company’s securities, or if the security holder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, (3) the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate, (4) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time, (5) a description of all arrangements or understandings between the security holder and the proposed Director candidate, (6) the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the Proxy Statement, and to serve as a Director if elected, and (7) any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Todd Goergen, Chairman, Craig Rauchle and Robert Kamm. No interlocking relationships existed between our Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. There are no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve as directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by our directors.

Cash Compensation Paid to Directors.   For the fiscal year ended June 30, 2007, all of our non-employee directors received an annual cash retainer of $10,000 plus $1,000 for each in-person board or committee meeting attended and $2,500 for each quarter that an independent member is chairman of a committee.

Stock Options.   On July 1, 2006, each of the then-serving non-employee directors (Messrs. Kamm, Fredericks, and Sheiner) received an award of an option to purchase 10,000 shares of common stock. These grants vested immediately upon grant. On November 15, 2006, in connection with the appointment of two new board members (Messrs. Rauchle and Goergen), each of those new board member received an option to purchase 20,000 shares of common stock upon their appointment to the board. These grants also vested immediately upon grant. In conformity with SFAS No. 123(R), these option grants to non-employee directors were valued at the closing stock price on the date of the grant which was $13.00 per share on July 1, 2006 and $23.90 per share on November 15, 2006.

The following table summarizes the compensation earned by and paid to our non-employee directors for the fiscal year ended June 30, 2007:

	Fees Earned
	or Paid in	Option
	Cash	Awards (1)		Total
Todd Goergen	$15,000	$256,007	(2)	$271,007
Craig Rauchle	15,000	256,007	(2)	271,007
Robert Kamm	24,000	70,048	(2)	94,048
Peter Fredericks (Former Director)	9,000	70,048	(3)	79,048
Thomas Scheiner (Former Director)	9,000	70,048	(3)	79,048

(1)          Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS No. 123(R).  Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the fiscal year ended June 30, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 5, 2007.

(2)          As of June 30, 2007, Messrs. Goergen, Rauchle, and Kamm each had 30,000 common stock options outstanding.

(3)          As of June 30, 2007, Messrs. Fredericks and Sheiner did not have any common stock options outstanding.

PROPOSAL II

Approval of Amendment to the 2003 Equity Incentive Plan

In 2003, our Board of Directors adopted, and our stockholders approved, the 2003 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to advance the interests of the Company, further our long-term growth by providing incentives to directors, officers and other key employees and consultants who are or will be responsible for such interests and growth, and to assist us in attracting and retaining directors, officers, employees and consultants with experience and ability. The Plan currently provides for the issuance of a maximum of 1,000,000 shares of our common stock pursuant to the exercise of stock options granted under the Plan to employees, directors and consultants. In September 2007 our Board of Directors approved an amendment to the Plan, subject to stockholder approval, to increase the number of shares available for grant under the Plan by 1,000,000, bringing the total to 2,000,000.

The increase in the number of authorized shares under the Plan is necessary to enable us to continue to issue options under the Plan. As of September 28, 2007, we had 8,937 common stock options available for issuance under the Plan. The Board of Directors believes that stock option grants are an important element in attracting and retaining highly qualified individuals and, therefore, believes that it is in the best interest of our Company for the stockholders to approve the authorization of additional shares under the Plan. There are no requirements concerning how the 1,000,000 additional shares are to be allocated among qualified individuals. The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. If the stockholders do not approve this proposal the Board will reconsider whether it will continue to make grants under the Plan.

Description of the Plan

The following description of the Plan is subject to the specific provisions contained in the complete text of the Plan attached as Appendix A to this proxy statement.

The Plan provides for the issuance of both non-statutory and incentive stock options as well as other stock-based awards, which may include shares of common stock and stock appreciation rights. The Plan is administered by our Compensation Committee. The Compensation Committee may delegate its authority to make grants under the Plan, other than grants to officers, subject to such conditions as may be determined by the Compensation Committee.

The Plan authorizes the Compensation Committee to grant awards under the Plan to employees, directors and consultants of the Company and its affiliates. In granting awards, the Compensation Committee has discretion to consider the nature of the services rendered by such persons, their present and potential contribution to our success in relation to certain predetermined performance goals, and such other factors as the Committee may deem relevant. Awards will become exercisable at the prices, times and conditions that the Committee may determine, as reflected in the applicable agreement. Notwithstanding the generality of the foregoing, unless otherwise determined by the Compensation Committee, the exercise price per share for each option granted shall not be less than the fair market value of the shares on the date the option is granted. The exercise period will be determined by the Committee but may not exceed 10 years from the date of grant. The amount of consideration, if any, to be received by us in connection with any award shall be determined by the Compensation Committee. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding awards at such times and under such circumstances as it, in its sole discretion, deems appropriate. In the event of a Change in Control, as that term is defined in the Plan, any options not assumed by an acquiring or successor corporation would become immediately vested and exercisable.

The Board of Directors may, at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part. However, any such amendment will be subject to stockholder approval if, and to the extent such stockholder approval is required, in order to comply with Section 162(m) of the Internal Revenue Code of 1986, by applicable law or regulation or the rules of any securities exchange on which the common stock is principally traded. Notwithstanding the foregoing, no amendment, suspension or termination may adversely affect any of the rights of any person who has received an award under the Plan, without such person’s consent. Unless earlier terminated by the Board of Directors pursuant to the provisions of the Plan, the Plan will terminate on October 21, 2023. No awards may be granted under the Plan after such termination date. A total of 991,063 common stock options have been granted, net of forfeitures, under the Plan since its inception.

Federal Income Tax Consequences

The following description summarizes the income tax consequences of the Plan under current federal income tax laws and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon the individual circumstances and from locality to locality.

Options granted under the Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

•                  Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories:  (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for its taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

•                  Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the Company will be required to collect certain withholding taxes applicable to such income from the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Accounting Treatment

Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS No. 123R, the Company is required to recognize all share-based payments, including grants of stock options, in the Company’s financial statements effective July 1, 2005. Accordingly, stock options that are granted to the Company’s employees and non-employee Board members will be valued at fair value as of the grant date under an appropriate valuation formula, and that value will be charged as stock-based compensation expense against the Company’s reported earnings over the designated vesting period of the award.

The Board of Directors recommends a vote “FOR” the proposal to approve the amendment to the 2003 Equity Incentive Plan.

PROPOSAL III

Ratification of Appointment of Independent Registered Public Accounting Firm

At the meeting we will ask the stockholders to ratify the appointment of Tanner LC as our independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending June 30, 2008. A representative of Tanner LC is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement and respond to questions.

Stockholder ratification of the selection of Tanner LC as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, our Board of Directors is submitting the selection of Tanner LC to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the 2007 Annual Meeting will be required to approve this proposal.

The Board of Directors recommends a vote “FOR” the proposal to ratify the appointment of Tanner LC as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

Fees of Independent Registered Public Accounting Firm

We have set forth below the aggregate fees billed for professional services rendered to us by Tanner LC in connection with our fiscal years ended June 30, 2007 and 2006. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

		2007	2006
(1)	Audit Fees (audit of our annual financial statements, reviews of our quarterly financial statements, reviews of our SEC filings and our correspondence with the SEC)	$458,000	$441,000

(2)	Audit Related Fees (audit of Company’s 401 (k) plan and review of correspondence with the American Stock Exchange)	18,750	5,000

(3)	Tax Fees (domestic tax compliance)	36,000	34,000

(4)	All Other Fees	—	—

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally provides for the pre-approval of the scope of and fees for services in the defined categories of audit services, audit-related services, and tax services. Pre-approval is usually provided by the Audit Committee on a project-by-project basis before the independent registered public accounting firm is engaged to provide that service, and for de minimus projects only, pre-approval is provided with a not-to-exceed fee level determined for a group of such de minimus projects. The pre-approval of services may be delegated to the Chair of the Audit Committee, but the decision must be reported to and ratified by the full Audit Committee at its next meeting.

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth, as of September 30, 2007, the number of shares of common stock beneficially owned by each of the following persons and groups and the percentage of the outstanding shares owned by each person and group including:  (i) each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock; (ii) each director and nominee; (iii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement and (iv) all of our current directors and executive officers as a group.

With respect to certain of the individuals listed below, we have relied upon information set forth in statements filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934. Except as otherwise noted below, the address of each of the persons in the table is c/o iMergent, Inc., 754 East Technology Ave., Orem, Utah 84097.

Name of Beneficial Owner	Shares Owned	Number of Outstanding Warrants and Options (1)	Total Beneficial Ownership (2)	Percent of Class Beneficially Owned

Wellington Management Co. LLP 75 State Street Boston, MA 02109	1,500,694	—	1,500,694	12.6%
Steven Mihaylo P.O. Box 19790 Reno, NV 89511	1,080,700	—	1,080,700	9.1%
Goldman Capital Management, Inc. 220 East 42nd Street New York, NY 10017	678,100	—	678,100	5.7%
Gruber & McBaine Capital Management LLC 50 Osgood Place, Penthouse San Francisco, CA 94133	607,650	—	607,650	5.1%

Donald Danks	578,771	—	578,771	4.8%

Brandon Lewis	167,800	188,529	356,329	3.0%

Todd Goergen	250,000	30,000	280,000	2.3%

David Rosenvall	77,484	50,889	128,373	1.1%

Robert Lewis	25,500	36,611	62,111	*

Craig Rauchle	—	30,000	30,000	*

Robert Kamm	—	30,000	30,000	*

All current directors and executive officers as a group (7 persons)	1,099,555	366,029	1,465,584	12.3%

*                                         Less than one percent.

(1)                                  Reflects warrants or options that will be exercisable or vested, as the case may be, as of September 30, 2007, or within 60 days thereafter.

(2)                                  Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following September 30, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite such stockholder’s name.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of reports and representations submitted to us, all reports regarding beneficial ownership of our securities required to be filed under Section 16(a) for the 2007 fiscal year were timely filed.

EXECUTIVE OFFICERS

The name, age, position and a brief account of the business experience of each of our executive officers as of October 5, 2007 are set forth below:

Name	Age	Position
Donald Danks	50	Chief Executive Officer
Brandon Lewis	37	President, Chief Operating Officer
Robert Lewis	36	Chief Financial Officer
David Rosenvall	41	Chief Technology Officer

Donald Danks - For a brief biography on Mr. Danks, please see “Proposal One — Election of Directors.”

Brandon Lewis - For a brief biography on Mr. Brandon Lewis, please see “Proposal One — Election of Directors.”

Robert Lewis - Mr. Robert Lewis has served as our Chief Financial Officer since February 2004. Prior to that, he served from December 2003 to February 2004 as Director of Finance of iMergent, Inc. Prior to that he held various positions of increasing responsibility at PricewaterhouseCoopers LLP from 1994 to November 2003. Most recently he was a Senior Manager in the Technology, InfoComm and Entertainment Industry Group at PricewaterhouseCoopers LLP. Mr. Lewis earned his Bachelor of Science degree in Accounting from Brigham Young University and is a CPA. Mr. Lewis is a first cousin to Brandon Lewis, our President and Chief Operating Officer.

David Rosenvall - Mr. Rosenvall was appointed as our Chief Technology Officer in February 2001. Prior thereto, he served as our Chief Architect from September 1999. He initially joined us in November 1998 in connection with our acquisition of StoresOnline.com. From September 1997 to December 1998, Mr. Rosenvall was president of Spartan Multimedia in Calgary, Alberta, Canada, and from January 1995 to August 1997, he was Vice-President for Research and Development at Xentel, another Calgary company. Mr. Rosenvall holds a Bachelor of Science degree in Mechanical Engineering from the University of Calgary and an M.B.A. from Brigham Young University.

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our executive compensation programs are designed to attract, retain, motivate, and reward talented and successful individuals. As explained below, we offer various short-term incentives, long-term incentives, benefits, and other forms of compensation, all of which are intended to encourage our executives to dedicate significant efforts toward increasing stockholder value over the long term.

We believe our executive compensation practices affect a significant percentage of our employees, many of whom are aware of the compensation received by our senior executives and are aware of Company goals, rewards, and expectations. Consequently, we strive to anticipate the impact of our executive compensation decisions on our workforce, and we consider these anticipated impacts as we make executive compensation decisions. This discussion will focus on our objectives, principles, practices, and decisions with regards to the compensation of our following named executive officers (the “NEOs”):

Donald Danks, Chief Executive Officer;

Robert Lewis, Chief Financial Officer;

Brandon Lewis, President and Chief Operating Officer; and

David Rosenvall, Chief Technology Officer.

COMPENSATION OBJECTIVES, PROCEDURES, PRACTICES AND ELEMENTS

Executive Compensation Objectives and Principles

The overall objective of our executive compensation program is to help create long-term value for our stockholders by attracting and retaining talented executives, rewarding superior operating and financial performance, and aligning the long-term interests of our executives with those of our stockholders. Accordingly, our executive compensation program incorporates the following principles:

•                  We believe that retaining experienced, competent, goal-oriented executives and that minimizing executive turnover is in our stockholders’ best interests;

•                  We believe that a portion of our executives’ compensation should be tied to measures of performance of the business as a whole and that such measures of performance should be non-discretionary;

•                  We believe that a portion of our executives’ compensation should be tied to measures of performance within the executive’s specific job responsibilities and that those measures should be as non-discretionary as possible;

•                  We believe that the interests of executives should be linked with those of stockholders through the risks and rewards of owning our stock;

•                  We believe that a meaningful portion of each executive’s annual bonus, long-term incentives, and merit increases will vary based upon individual performance;

•                  We believe that each executive’s performance against corporate and individual objectives for the previous year should be periodically reviewed, directly with either our President or Chief Executive Officer, and that the difficulty of achieving desired results in any particular year must be considered; and

•                  We believe that we should consider the ability of each executive to support our long-term performance goals; as well as each executive’s ability to fulfill their management responsibilities and their ability to work with and contribute to our executive management team.

Executive Compensation Procedures

In conjunction with our efforts to achieve the executive compensation objectives and implement the underlying compensation principles described above, we follow the procedures described below:

Role of the Compensation Committee

The Compensation Committee (the “Committee”) has responsibility for establishing and monitoring our executive compensation programs and for making decisions regarding the compensation of the NEOs. Under the direction of the Committee, we conduct an annual review of our senior executive compensation practices and provide compensation recommendations to the Committee. The Committee may consider these recommendations, but ultimately has discretion to make compensation decisions relating to our executive management. The Committee approves of all compensation decisions relating to our Chief Executive Officer and other NEOs.

The Committee typically meets shortly after the end of our fiscal year to consider NEO base salaries and bonus targets for the coming year. At that meeting, the Committee also reviews the status of long-term incentives available to our NEOs (i.e. options to purchase our common stock) and considers whether any additional long-term incentive awards are appropriate. The Committee makes all decisions regarding bonuses and merit increase recommendations.

Each year, senior management prepares a business plan and establishes Company goals. The Compensation Committee reviews, modifies (if necessary), occasionally sets, and ultimately approves these goals, which are then incorporated into the business plan. Individual NEOs set goals which are directly linked to Company goals. Periodically throughout the year, the Compensation Committee compares individual and Company goals against actual circumstances and accomplishments. The Compensation Committee may revise individual or Company goals if circumstances warrant.

The Committee relies on its judgment in making compensation recommendations and decisions after reviewing the Company’s overall performance and evaluating each executive’s performance against established goals, leadership ability, responsibilities within the Company, and current compensation arrangements. The compensation program for NEOs and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances.

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (a) “Non-Employee Directors” for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (b) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Elements of our Compensation Programs; What our Compensation Programs are Designed to Award and Why We Choose Each Element

Elements of Compensation.   We implement the executive compensation objectives and principles described above through the use of the following elements of compensation, each of which is described more fully below:

•                    Base Salary

•                    Company Operating Performance Bonus

•                    Individual Performance Bonus

•                    Stock Option Awards

•                    Retirement Benefits

•                    Other Personal Benefits

Base Pay.   Base salary of the NEOs is set at levels that we believe are generally competitive with our market peers so as to attract, reward, and retain executive talent. We may opt to pay higher or lower amounts depending on individual circumstances. The Committee sets the base pay of the President and the other NEOs after reviewing recommendations from our President and Chief Operating Officer and our Chief Executive Officer. Annual adjustments are influenced by growth of our operations, revenues and profitability, individual performance, changes in responsibility, and other factors.

Company Operating Performance Bonus. We maintain a bonus program for our NEOs which is intended to reward short-term performance and help attract and retain executives. Under the bonus plan, NEOs are eligible to receive a cash bonus following the conclusion of each fiscal quarter, contingent on the attainment during the fiscal year of predetermined quantitative performance goals, such as increase in net dollar volume of contracts written and non-GAAP net income, as defined.

Our NEOs earn their targeted bonus only if the Company satisfies the performance objectives set by the Committee. If the Company fails to meet applicable performance objectives during a given quarter, bonus amounts are withheld until the year-to-date or annual targets are met. The targeted bonus is not increased if the Company exceeds its performance objectives. The payment of bonuses to the NEOs is made after the Committee reviews the results of the Company’s operating performance and the announcement of the Company’s quarterly earnings and filing of the periodic reports on Form 10-K or Form 10-Q, as applicable.

The Committee approves bonuses for our NEOs which are consistent with existing employment agreements, if any. The Committee approves bonuses which it believes are competitive with our peers, such that the combination of base pay and performance-based bonuses results in an aggregate rate of cash salary and bonus compensation for our NEOs within competitive market standards.

Company operating performance bonus amounts earned for fiscal 2007 are reported under the heading “Non-Equity Incentive Plan” in the Summary Compensation Table for this year.

Individual Performance Bonus.   Mr. Brandon Lewis, our President and Chief Operating Officer, is responsible for revenue generation and diversification and receives a non-discretionary monthly bonus based upon profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties.

Mr. Robert Lewis, our Chief Financial Officer, has general responsibility for the Company’s accounting, finance, and human resource functions and receives a discretionary bonus based upon the completion of certain projects within those functions. He also has general responsibility for our customer service department and receives a non-discretionary bonus based upon customer service and customer satisfaction statistics.

Mr. David Rosenvall, our Chief Technology Officer receives a discretionary bonus based upon completion of certain engineering projects.

Individual performance bonus amounts earned for fiscal 2007 are reported under the heading “Non-Equity Incentive Plan” in the Summary Compensation Table for this year.

Stock Option Awards.   The Committee grants discretionary, long-term equity awards to our NEOs under our 2003 Equity Incentive Plan (the “Plan”). These awards are in the form of stock options. The Committee believes that such grants provide long-term performance-based compensation, help retain executives through the vesting periods, and serve to align management and stockholder interests. In making awards under the Plan, the Committee considers grant size. Options vest only to the extent that the NEO remains a Company employee through the applicable vesting dates, typically monthly over three years. We believe the three-year vesting schedule assists in retaining executives and encourages the NEOs to focus on long-term performance.

We have granted stock options to NEOs with an exercise price equal to the closing price per share on the date of the grant. We do not grant options with an exercise price below 100% of the trading price of the underlying shares of common stock on the date of grant. Stock options only have a value to the extent the value of the underlying shares on the exercise date exceeds the exercise price. Accordingly, stock options provide compensation only if the underlying share price increases over the option term and the NEO’s employment continues with us until the vesting date.

In granting stock options to the NEOs, we also consider the impact of the grant on our financial performance, as determined in accordance with the requirements of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). For share-based equity awards, we record expense in accordance with SFAS No. 123(R). The amount of expense we record pursuant to SFAS No. 123(R) may vary from the corresponding compensation value we use in determining the amount of the awards.

Retirement and Other Personal Benefits.   Our Company sponsors the iMergent, Inc. Retirement Savings Plan (the “401(k) Plan”) for eligible employees. Most of our NEOs participate in the 401(k) plan. The 401(k) Plan is a broad-based, tax-qualified retirement plan under which eligible employees, including the NEOs, may make annual pre-tax salary reduction contributions, subject to the various limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”).  The Company makes matching contributions under the 401(k) Plan on behalf of eligible participants, including the NEOs, at the rate of 50 percent of each participating NEO’s salary up to a 6 percent deferral, with a three- year vesting schedule for the matched portion. Matching contributions are subject to non-discrimination requirements imposed by the IRS. The 401(k) Plan is intended to help us attract and retain qualified executives through the offering of competitive employee benefits. Neither our Company nor any of our subsidiaries maintain any other pension or retirement plans for the NEOs.

We provide other traditional benefits and limited perquisites to our NEOs in order to achieve a competitive pay package as detailed in the Summary Compensation Table.  The Compensation Committee believes that these benefits, which are detailed in the Summary Compensation Table for the year under the heading “All Other Compensation”, are reasonable, competitive, appropriate, and consistent with our overall executive compensation program. Other than Company contributions to the 401(k) Plan, these benefits consist principally of employer-paid premiums on health insurance, and personal automobile, health club membership allowances, and mobile phone communications plan.

Compensation of Donald Danks, Chief Executive Officer.  Mr. Danks is primarily responsible for investor relations activities and the general management of our NEOs. The Compensation Committee has determined that the most appropriate compensation for Mr. Danks is a base salary with retirement and other personal benefits similar to the other NEOs. Mr. Danks does not participate in any non-equity incentive plans or receive stock option awards.

On August 27, 2007, the Board of Directors accepted Mr. Danks’ resignation as the Chairman of the Board of the Company, and determined not to grant a salary increase to Mr. Danks or award him any compensation increases for at least the remainder of calendar year 2007.

Employment Agreement of Brandon Lewis, President and Chief Operating Officer.      On July 3, 2007, we entered into an employment agreement with Mr. Brandon Lewis. The agreement was effective April 1, 2007 and terminates on March 31, 2009. Prior to this agreement, Mr. Brandon Lewis did not have an employment agreement with us.

Mr. Brandon Lewis received a one-time payment of $375,000 in exchange for his agreement to enter into certain non-compete and non-solicitation clauses in the agreement. Mr. Brandon Lewis is paid a base annual salary of $400,000 and may earn a bonus of up to $100,000 per quarter contingent on the attainment during the fiscal year of predetermined quantitative performance goals described in Company Operating Performance Bonus above.  Mr. Brandon Lewis may receive additional monthly bonuses equal to 1% of profits from sales which are not generated at either a preview or workshop presentation and 3% of profits earned by the Company from revenue of new business which the Company may from time to time sell which is originally licensed or otherwise provided from third parties. The monthly bonuses are capped at $200,000 in any fiscal quarter of the Company. The agreement also provides that Mr. Brandon Lewis shall be granted options under the Company’s stock option plan on at least an annual basis, subject to Board approval, which approval shall not be unreasonably withheld.

The agreement may be terminated by us with or without cause.  If we terminate the agreement without cause, we shall pay Mr. Lewis an amount equal to his base salary plus quarterly bonuses (but not monthly bonuses) for the prior 12 months.

Deductibility of Executive Compensation.   Section 162(m) of the Code imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid to its Chief Executive Officer during a tax year or to any of its four other most highly compensated executive officers who are still employed at the end of the tax year. The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-

based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the company’s stockholders).

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. In certain situations, the Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed the Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors:

Todd Goergen, Chair

 Craig Rauchle

 Robert Kamm

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our NEOs for the fiscal year ended June 30, 2007.

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	Non-Equity Incentive Plan		All Other Compensation		Total
Don Danks	2007	$190,000	$—	$—	$—		$24,942	(5)	$214,942
Chief Executive Officer
Robert Lewis	2007	$172,500	$—	$119,995	$101,484	(2)	$24,562	(6)	$418,541
Chief Financial Officer
Brandon Lewis	2007	$275,000	$—	$240,156	$475,574	(3)	$410,786	(7)	$1,401,516
President, Chief Operating Officer
David Rosenvall	2007	$149,039	$—	$88,463	$143,750	(4)	$20,797	(8)	$402,049
Chief Technology Officer

(1)

Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with SFAS No. 123(R).  Estimates of forfeitures related to service-based vesting conditions have been disregarded. The assumptions used in the calculation of these amounts are included in notes to our consolidated financial statements for the fiscal year ended June 30, 2007, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 5, 2007.

(2)

Non-equity incentive plan compensation for Mr. Robert Lewis consists of $60,000 non-discretionary bonus dependent upon Company operating performance criteria, $29,484 non-discretionary bonus dependent upon customer service and customer satisfaction statistics, and $12,000 discretionary bonus dependent upon completion of certain accounting/finance and human resource projects.

(3)

Non-equity incentive plan compensation for Mr. Brandon Lewis consists of $343,750 non-discretionary bonus dependent upon Company operating performance criteria, and $131,824 non-discretionary bonus resulting from profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties.

(4)

Non-equity incentive plan compensation for Mr. Rosenvall consists of $131,250 discretionary bonus which is dependent upon completion of certain engineering projects. Non-equity incentive plan compensation for Mr. Rosenvall also consists of a $12,500 non-discretionary bonus dependent upon Company operating performance criteria but.

(5)	All other compensation for Mr. Danks consists of an automobile allowance of $14,400 and Company subsidized health insurance premiums of $10,542.
(6)

All other compensation for Mr. Robert Lewis consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

(7)

All other compensation for Mr. Brandon Lewis primarily of a one-time payment of $375,000 in exchange for his agreement to enter into non-compete and non-solicitation clauses in his employment agreement which was executed on July 3, 2007 and effective April 1, 2007. All other compensation partially consists of an automobile allowance of $14,400. The remainder of all other compensation for Mr. Brandon Lewis consists of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, and other miscellaneous benefits, none of which exceeded $10,000.

(8)

All other compensation for Mr. Rosenvall consists primarily of Company subsidized health insurance premiums, Company matching contributions to the Company’s 401(k) plan, automobile allowance, and other miscellaneous benefits, none of which exceeded $10,000.

Grants of Plan-Based Awards

The table below provides information about non-equity based and equity-based plan awards granted to the NEO’s for the fiscal year ended June 30, 2007.

						All Other
						Option
		Estimated Possible Payouts				Awards:		Grant Date
		Under Non-Equity Incentive				Number of	Exercise or	Fair Value
		Plan Awards				Securities	Base Price	of Stock
Name	Grant Date	Threshold ($ )	Target ($ )	Maximum ($ )		Underlying Options (1)	of Option Awards	and Option Awards (2)

Donald Danks	—	—	—	—		—	—

Brandon Lewis	7/1/2006					50,000	$13.00	$350,241
	7/1/2006	—	343,750	343,750	(3)
	4/1/2007	—	125,000	200,000	(4)

Robert Lewis	7/1/2006					25,000	$13.00	$175,121
	7/1/2006	—	60,000	60,000	(3)
	7/1/2006	—	30,000	45,500	(5)
	1/1/2007	—	12,000	12,000	(6)

David Rosenvall	7/1/2006					25,000	$13.00	$175,121
	1/1/2007	—	12,500	12,500	(3)
	7/1/2006	—	131,250	131,250	(7)

(1)	These options vest monthly over three years and have a three-year life.
(2)	Amounts represent the full grant date fair value of the award computed in accordance with SFAS No. 123(R).
(3)

Amounts represent non-discretionary, non-equity incentive plan awards dependent upon Company operating performance criteria. The amount of non-equity incentive compensation plan award actually earned for fiscal 2007 appears in the Summary Compensation Table for this year.

(4)

Amount represents non-discretionary, non-equity incentive plan awards resulting from profits from sales which are not generated at either a preview or workshop presentation and profits earned by the Company from revenue of new business which the Company may, from time to time, sell which is originally licensed or otherwise provided from third parties. The amount of non-equity incentive compensation plan award actually earned for fiscal 2007 appears in the Summary Compensation Table for this year.

(5)

Amount represents non-discretionary, non-equity incentive plan awards dependent upon customer service and customer satisfaction statistics. The amount of non-equity incentive compensation plan award actually earned for fiscal 2007 appears in the Summary Compensation Table for this year.

(6)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain accounting/finance and human resource projects. The amount of non-equity incentive compensation plan award actually earned for fiscal 2007 appears in the Summary Compensation Table for this year.

(7)

Amount represents discretionary, non-equity incentive plan awards dependent upon completion of certain engineering projects but is not paid unless non-discretionary Company operating performance criteria are achieved. The amount of non-equity incentive compensation plan award actually earned for fiscal 2007 appears in the Summary Compensation Table for this year.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information on the holdings of stock options by the NEOs as of June 30, 2007.

	Option Awards
				Equity
				Incentive
	Number of	Number of		Plan Awards:
	Securities	Securities		Number of
	Underlying	Underlying		Securities
	Unexercised	Unexercised		Underlying
	Options	Options		Unexercised	Option	Option
	(#)	(#)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options	Price	Date
Don Danks	—	—		—	—	—

Robert Lewis	—	694	(1)		$6.98	7/1/2007
	18,333	11,667	(2)	—	9.10	8/11/2008
	7,639	17,361	(3)	—	13.00	7/1/2009

Brandon Lewis	—	1,389	(1)	—	6.98	7/1/2007
	9,576	—		—	11.70	3/23/2008
	44,444	—		—	2.03	4/9/2008
	30,555	19,445	(2)	—	9.10	8/11/2008
	15,281	34,719	(3)	—	13.00	7/1/2009
	11,172	—		—	23.50	9/29/2009
	6,875	—		—	7.50	1/4/2011
	6,875	—		—	10.00	1/4/2011
	6,875	—		—	2.50	1/4/2011
	6,875	—		—	5.00	1/4/2011
	30,556	—		—	1.50	12/19/2012

David Rosenvall	—	556	(1)	—	6.98	7/1/2007
	5,000	—		—	2.03	4/9/2008
	15,277	9,723	(2)	—	9.10	8/11/2008
	7,639	17,361	(3)	—	13.00	7/1/2009
	3,500	—		—	25.00	9/1/2009
	2,000	—		—	35.00	11/30/2009
	3,750	—		—	35.00	11/30/2009
	2,000	—		—	92.50	12/23/2009
	2,000	—		—	1.50	12/19/2012

(1)	Remaining unexercisable options vest on July 1, 2007.
(2)	Remaining unexercisable options vest ratably on a monthly basis through August 11, 2008.
(3)	Remaining unexercisable options vest ratably on a monthly basis through July 1, 2009.

Option Exercises and Stock Vested

During fiscal year 2007, our NEOs exercised stock options as outlined below:

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
Name	on Exercise	on Exercise	on Vesting	on Vesting
Don Danks	—	—	—	—
Robert Lewis	47,306	$683,023	—	—
Brandon Lewis	61,111	$958,345	—	—
David Rosenvall	34,444	$622,742	—	—

Equity Compensation Plan Information

The following table presents information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under existing equity compensation plans at June 30, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	805,806	$10.06	217,125
Equity compensation plans not approved by security holders	—	—	—
Total	805,806	$10.06	217,125	(1)

(1)

During the three months ended September 30, 2007, we granted 208,188 common stock options, net of forfeitures, to directors, NEO’s and employees. Consequently, as of September 28, 2007, we have 8,937 common stock options available for grant under approved equity compensation plans.

Potential Payments upon Termination or Change-in-Control

Severance Arrangements.   Our employment agreement with Brandon Lewis, our President and Chief Operating Officer, provides that he will receive severance payments upon our termination of his employment (other than a termination for “cause”).  The severance payments include continuation of the annual base salary for one year from the date of termination of employment and an amount equal to his bonus for the previous 12 months.

The information below describes and quantifies certain payments or benefits that would have been payable under Mr. Brandon Lewis’s employment agreement if his employment had terminated involuntarily without cause on June 30, 2007. These benefits are in addition to benefits generally available to all of our salaried employees in connection with a termination of employment such as distributions from the 401(k) Plan, the opportunity to continue to purchase disability and life insurance benefits, and the value of employee-paid group health plan continuation coverage under COBRA.

	Severance	Prior Twelve Month
Name	Pay	Quarterly Bonus	Total
Brandon Lewis	$400,000	$343,750	$743,750

Acceleration of Vesting of Options and Other Stock Awards upon Change in Control.   All outstanding stock options become fully vested upon a “change in control,” without regard to whether the NEO terminates employment in connection with or following the change in control.

The following table shows for each NEO the intrinsic value of his unvested stock options as of June 30, 2007 that would have been accelerated had a change in control occurred on that date, calculated by multiplying the number of underlying shares by the closing price of our stock on the last trading day of fiscal 2007 ($24.46 per share) and then subtracting the applicable option exercise price:

	Stock
Name	Options ($ ) (1)	Total

Donald Danks	$—	$—

Robert Lewis	$390,293	$390,293

Brandon Lewis	$720,835	$720,835

David Rosenvall	$358,021	$358,021

(1)          The number of shares subject to unvested options and exercise prices thereof are shown above in the Outstanding Equity Awards at Fiscal Year-End table.

If a change in control results in acceleration of vesting of an NEO’s otherwise unvested stock options and other stock awards, and if the value of such acceleration exceeds 2.99 times the NEO’s average W-2 compensation from Company employment for the five taxable years preceding the year of the change in control (the “Base Period Amount”), the acceleration would result in an excess parachute payment under Code Section 280G.  An NEO would be subject to a 20% excise tax under Code Section 4999 on any such excess parachute payment and we would be unable to deduct the excess parachute payment.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors on March 23, 2004 and amended and restated on August 9, 2006, the Audit Committee is responsible for reviewing and discussing the Company’s audited financial statements with management, discussing information with the Company’s auditors relating to the auditors’ judgments about the quality of our accounting policies and practices, recommending to the Board of Directors that the audited financials be included in the Company’s Annual Report on Form 10-K and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors’ services and activities. During fiscal year 2007, Messrs. Goergen and Rauchle were elected to Board of Directors and accepted the appointment offered to them as members of the Audit Committee. The Board of Directors has determined that each of these persons is independent. The Audit Committee Charter is in compliance with all regulatory requirements, and is published on our website.

The Company’s management has the primary responsibility for the Company’s financial statements as well as its financial reporting process, policies and internal controls. The Company’s independent auditors are responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles. The Audit Committee is responsible for, among other things, reviewing the results of the audit engagement with our independent auditors; reviewing the adequacy, scope and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors’ fees; and recommending the engagement of auditors to the full board of directors.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended June 30, 2007 with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee received written confirmation, in accordance with Independence Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor’s provisions of non-audit services to us is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, policies and internal controls, that our financial statements are accurate, that the audit of such financial statements has been conducted in accordance with the standards of the Public Company Accounting Oversight Board or that our auditors meet the applicable standards for auditor independence.

Based on the review and discussions above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2007.

Members of the Audit Committee of the Board of Directors

Robert Kamm, Chairman

Todd Goergen

Craig Rauchle

The above report of the Audit Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

ADDITIONAL INFORMATION

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2007 is enclosed herewith. Additional copies of such report are available upon request. For additional copies please write to 754 E. Technology Avenue, Orem, Utah 84097, Attn: Investor Relations, telephone: (801) 227-0004.

Stockholder Proposals for Action at Our Next Annual Meeting

Any stockholder who wishes to present any proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2008 must send the proposal to our Secretary. The proposal must be received by our Secretary, at our offices, no later than May 30, 2008 in order to be included in our proxy statement. Such proposals should be addressed to the Corporate Secretary, iMergent, Inc., 754 East Technology Avenue, Orem, Utah 84097. If a stockholder proposal is introduced at the 2008 Annual Meeting of Stockholders without any discussion of the proposal in our proxy statement, and the stockholder does not notify us on or before 45 days before the date the proxy is mailed or sent, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Stockholders, then proxies received by us for the 2008 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

Our bylaws require stockholders to give advance notice of any matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). The required notice must be received at our principal executive offices not less than 30 days nor more than 60 days prior to the annual meeting, unless less than 40 days’ notice of the date of the annual meeting is given to stockholders, in which case the required stockholder notice must be given no later than ten days following the date notice is given of the annual meeting. The chairman of the meeting has the discretion to determine and declare any matter not complying with the foregoing notice provisions to be not properly brought before the meeting.

Other Matters

As of the date of this statement, our Board of Directors does not intend to present and has not been informed that any other person intends to present a matter for action at the meeting other than as set forth herein and in the Notice of Meeting. If any other matter properly comes before the meeting, the holders of proxies will vote the shares represented by them in accordance with their best judgment.

In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra compensation, may solicit proxies personally or by telephone, telegraph, or cable. We will also request brokerage houses, nominees, custodians, and fiduciaries to forward soliciting materials to the beneficial owners of our common stock held of record and will reimburse such persons for forwarding such material. We will pay the costs of this solicitation of proxies.

* * *

By Order of the Directors

/s/ Jeffrey G. Korn
Jeffrey G. Korn, Secretary

Dated: October 24, 2007

FRONT OF PROXY CARD

IMERGENT, INC.

Proxy for the Annual Meeting of Stockholders to be held on November 15, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IMERGENT, INC.

PROXY

The undersigned stockholder of IMERGENT, INC. hereby appoints Donald Danks and Jeffrey Korn, and each of them, proxies with full power of substitution to act for and on behalf of the undersigned and to vote all stock standing in the name of the undersigned as of the close of business on October 5, 2007, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders (“Meeting”) to be held Wednesday, November 15, 2007, at 754 East Technology Avenue, Orem, Utah, 84097 commencing at 12:00 p.m. (local time), and at any and all adjournments or postponements thereof, upon all matters properly coming before the Meeting.

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side) but you need not mark any boxes if you wish to vote in accordance with our Board of Directors’ recommendations. The proxies named above cannot vote your shares unless you sign and return this card.

SEE REVERSE
SIDE

BACK OF PROXY CARD

Confidential

☒	Please mark your votes as in this example.

The Board of Directors recommends a vote “For” Item 1:	FOR ☐	WITHHELD ☐
1. ELECTION OF THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY, TO SERVE FOR TWO YEARS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED:

(1) Robert Kamm Class II - 2009       (2) Craig Rauchle Class II - 2009

(3) Brandon Lewis Class II - 2009

(To withhold authority to vote FOR any individual nominee, strike a line through the nominee’s name in the list above, in which case your shares will be voted for all remaining nominees.)

The Board of Directors recommends a vote “For” Item 2: 2. APPROVAL OF THE AMENDMENT TO THE 2003 EQUITY INCENTIVE PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “For” Item3: 3. Ratification of the appointment of Tanner LC as our Independent Registered Public Accounting Firm for the fiscal year ending June 30, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted in the manner directed herein. If no designation (i.e. “For,” “Withheld,” “Against” or “Abstain”) is made, the proxies named on the reverse side hereof intend to vote the shares to which this proxy relates “For” Items 1, 2 and 3. The proxies will vote in their discretion on any other matters properly coming before the Meeting. The signer hereby revokes all proxies heretofore given by the signer to vote at the Meeting or any adjournment or postponement thereof.

SIGNATURE (S)	Date

Note:                   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or guardian, please give full title as such.